Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
National Penn Bancshares, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-27103, 333-60096, 333-103617, 333-111375, 333-111376, 333-111377, 333-116767, 333-125086, 333-131620, 333-149274, 333-158890, 333-159520, 333-159519) on Forms S-8 and (No. 333-154973, 333-155234, 333-159609) on Forms S-3 of National Penn Bancshares, Inc. and subsidiaries (the Company) of our reports dated February 29, 2012, with respect to the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in shareholders’equity, cash flows, and comprehensive income for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 29, 2012